NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FOURTH QUARTER 2016 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 08, 2017 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the fourth quarter and year ended December 31, 2016.

Operating revenue for the quarter ended December 31, 2016 increased 3.3% to $264.8 million from $256.4 million for the same quarter in 2015. Income from operations was $28.2 million, compared to $29.0 million in the prior year quarter. Net income during the period was $12.7 million compared to $23.2 million in the fourth quarter of 2015. Net income per diluted share for the fourth quarter of 2016 was $0.42 compared to $0.75 in the prior year quarter.

Fourth quarter income from operations of $28.2 million was not adjusted, and compares to adjusted income from operations of $30.8 million for the fourth quarter of 2015. Adjusted net income decreased to $17.7 million during the fourth quarter of 2016 from $19.0 million in the prior year quarter. Similarly, adjusted earnings per diluted share for the fourth quarter of 2016 decreased to $0.58 compared to $0.61 in the prior year quarter. A tabular reconciliation of non-GAAP financial measures to reported results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) is contained in the financial summary statements attached to this press release.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the fourth quarter results said, “Our fourth quarter results were slightly ahead of our guidance, which reflected one less operating day in the current year quarter. Our Expedited LTL group continued to improve its linehaul and dock efficiencies despite the seasonally busy fourth quarter. Truckload Premium Services grew its revenue but incurred higher broker utilization as it on-boarded new business. Our Intermodal group performed well amid margin pressure reflecting the integration of Triumph, while our Pool Distribution segment did a great job ramping up its recent new business wins.”

In closing Mr. Campbell said, “As we end 2016, I would like to thank all of our employees and independent contractors for their hard work during a sluggish year for freight. With the improvements we have made within each of our business units, we are well positioned for any pick-up in 2017 freight volumes.”

Commenting on the Company’s first quarter 2017 guidance, Michael J. Morris, Senior Vice President and CFO, said, “We expect first quarter year-on-year revenue growth to be up 4% to 8%. We expect net income per diluted share to be between $0.38 and $0.42, compared to $0.43 in the prior year quarter. We do not anticipate making any non-GAAP adjustments to our first quarter 2017 net income per diluted share results, nor were there any in the prior year quarter.” Supplemental 2017 guidance information is contained in the financial summary statements attached to this press release.

On February 7, 2017, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 9, 2017, and is expected to be paid on March 24, 2017.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2016 results on Thursday, February 9, 2017 at 9:00 a.m. EST. The Company's conference call will be available online at www.forwardaircorp.com or by dialing (800) 230-1074. A replay of the conference call will be available at www.forwardaircorp.com beginning shortly after the completion of the live call.
About Forward Air Corporation

Forward Air Corporation’s (“the Company”, “we”, “our”) services are classified into four principal reportable segments: Expedited LTL, Truckload Premium Services (“TLS”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLS segment, we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third party transportation providers. The TLS segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool Distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

Forward Air Corporation
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating revenue:
Expedited LTL	$147,368	$149,748	$570,778	$577,026
Truckload Premium Services	44,003	40,937	164,272	153,331
Pool Distribution	47,507	42,954	148,661	129,995
Intermodal	27,279	24,881	103,671	104,292
Eliminations and other operations	(1,364)	(2,100)	(4,852)	(5,519)
Operating revenue	264,793	256,420	982,530	959,125

Operating expenses:
Purchased transportation	112,572	107,516	413,355	408,769
Salaries, wages and employee benefits	66,145	65,789	242,002	240,604
Operating leases	15,808	15,167	60,492	66,272
Depreciation and amortization	9,801	9,556	38,210	37,157
Insurance and claims	6,180	4,951	25,392	21,483
Fuel expense	3,857	3,869	13,233	15,903
Other operating expenses	22,207	20,557	87,425	87,165
Impairment of goodwill, intangibles and other assets	—	—	42,442	—
Total operating expenses	236,570	227,405	922,551	877,353
Operating income (loss):
Expedited LTL	20,492	21,918	83,518	79,193
Truckload Premium Services	1,273	2,767	(35,405)	13,288
Pool Distribution	3,824	3,062	3,633	3,820
Intermodal	2,786	3,106	10,956	11,949
Other operations	(152)	(1,838)	(2,723)	(26,478)
Income from operations	28,223	29,015	59,979	81,772

Other income (expense):
Interest expense	(366)	(558)	(1,597)	(2,047)
Other, net	152	68	4	(58)
Total other income (expense)	(214)	(490)	(1,593)	(2,105)
Income before income taxes	28,009	28,525	58,386	79,667
Income tax expense	15,303	5,297	30,716	24,092
Net income and comprehensive income	$12,706	$23,228	$27,670	$55,575

Net income per share:
Basic	$0.42	$0.75	$0.91	$1.80
Diluted	$0.42	$0.75	$0.90	$1.78

Dividends per share:	$0.15	$0.12	$0.51	$0.48

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$147.4	100.0%	$149.7	100.0%	$(2.3)	(1.5)%

Operating expenses:
Purchased transportation	59.6	40.4	61.9	41.3	(2.3)	(3.7)
Salaries, wages and employee benefits	36.4	24.7	37.8	25.3	(1.4)	(3.7)
Operating leases	8.9	6.1	8.1	5.4	0.8	9.9
Depreciation and amortization	5.6	3.8	5.4	3.6	0.2	3.7
Insurance and claims	3.1	2.1	2.2	1.5	0.9	40.9
Fuel expense	0.9	0.6	0.9	0.6	—	—
Other operating expenses	12.4	8.4	11.5	7.7	0.9	7.8
Total operating expenses	126.9	86.1	127.8	85.4	(0.9)	(0.7)
Income from operations	$20.5	13.9%	$21.9	14.6%	$(1.4)	(6.4)%

Expedited LTL Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2016	2015	Change

Operating ratio	86.1%	85.4%	0.8%

Business days	63.0	64.0	(1.6)
Business weeks	12.6	12.8	(1.6)

Expedited LTL:
Tonnage
Total pounds ¹	612,098	621,178	(1.5)
Average weekly pounds ¹	48,579	48,530	0.1

Linehaul shipments
Total linehaul	1,006,256	1,015,043	(0.9)
Average weekly	79,862	79,300	0.7

Forward Air Complete shipments	202,452	198,894	1.8
As a percentage of linehaul shipments	20.1%	19.6%	2.6

Average linehaul shipment size	608	612	(0.7)

Revenue per pound [2]
Linehaul yield	$17.40	$17.70	(1.4)
Fuel surcharge	1.02	0.98	0.2
Forward Air Complete	3.45	3.22	1.1
Total Expedited LTL yield	$21.87	$21.90	(0.1)%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$44.0	100.0%	$40.9	100.0%	$3.1	7.6%

Operating expenses:
Purchased transportation	31.7	72.1	27.6	67.5	4.1	14.9
Salaries, wages and employee benefits	4.9	11.1	5.2	12.7	(0.3)	(5.8)
Operating leases	0.1	0.2	0.1	0.2	—	—
Depreciation and amortization	1.5	3.4	1.7	4.2	(0.2)	(11.8)
Insurance and claims	1.9	4.3	0.7	1.7	1.2	171.4
Fuel expense	0.7	1.6	0.8	2.0	(0.1)	(12.5)
Other operating expenses	1.9	4.3	2.0	4.9	(0.1)	(5.0)
Total operating expenses	42.7	97.0	38.1	93.2	4.6	12.1
Income from operations	$1.3	3.0%	$2.8	6.8%	$(1.5)	(53.6)%

Truckload Premium Services Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2016	2015	Change

Company driver [1]	1,665	1,900	(12.4)%
Owner operator [1]	12,702	11,967	6.1
Third party [1]	9,455	7,436	27.2
Total Miles	23,822	21,303	11.8

Revenue per mile	$1.80	$1.87	(3.7)

Cost per mile	$1.42	$1.40	1.4%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$47.5	100.0%	$43.0	100.0%	$4.5	10.5%

Operating expenses:
Purchased transportation	12.5	26.3	11.2	26.0	1.3	11.6
Salaries, wages and employee benefits	17.8	37.5	16.0	37.2	1.8	11.3
Operating leases	3.5	7.4	3.4	7.9	0.1	2.9
Depreciation and amortization	1.5	3.1	1.5	3.5	—	—
Insurance and claims	1.2	2.5	1.1	2.6	0.1	9.1
Fuel expense	1.6	3.4	1.5	3.5	0.1	6.7
Other operating expenses	5.6	11.8	5.2	12.1	0.4	7.7
Total operating expenses	43.7	92.0	39.9	92.8	3.8	9.5
Income from operations	$3.8	8.0%	$3.1	7.2%	$0.7	22.6%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$27.3	100.0%	$24.9	100.0%	$2.4	9.6%

Operating expenses:
Purchased transportation	9.7	35.5	8.3	33.3	1.4	16.9
Salaries, wages and employee benefits	6.6	24.2	6.1	24.5	0.5	8.2
Operating leases	2.8	10.3	3.0	12.1	(0.2)	(6.7)
Depreciation and amortization	1.1	4.0	0.9	3.6	0.2	22.2
Insurance and claims	0.8	2.9	0.6	2.4	0.2	33.3
Fuel expense	0.7	2.6	0.7	2.8	—	—
Other operating expenses	2.8	10.3	2.2	8.8	0.6	27.3
Total operating expenses	24.5	89.7	21.8	87.5	2.7	12.4
Income from operations	$2.8	10.3%	$3.1	12.5%	$(0.3)	(9.7)%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2016	December 31, 2015 (a)
Assets
Current assets:
Cash and cash equivalents	$8,511	$33,312
Accounts receivable, net	116,602	109,165
Other current assets	11,157	30,980
Total current assets	136,270	173,457

Property and equipment	379,021	343,147
Less accumulated depreciation and amortization	178,816	155,859
Net property and equipment	200,205	187,288
Goodwill and other acquired intangibles:
Goodwill	184,675	205,609
Other acquired intangibles, net of accumulated amortization	106,650	127,800
Total net goodwill and other acquired intangibles	291,325	333,409
Other assets	13,491	5,778
Total assets	$641,291	$699,932

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,012	$23,334
Accrued expenses	31,903	29,823
Current portion of debt and capital lease obligations	28,012	55,887
Total current liabilities	77,927	109,044

Debt and capital lease obligations, less current portion	725	28,617
Other long-term liabilities	21,699	12,340
Deferred income taxes	41,871	39,876

Shareholders’ equity:
Common stock	301	305
Additional paid-in capital	179,512	160,855
Retained earnings	319,256	348,895
Total shareholders’ equity	499,069	510,055
Total liabilities and shareholders’ equity	$641,291	$699,932

(a) Taken from audited financial statements, which are not presented in their entirety and have been adjusted to reflect reclassifications associated with the early adoption of a new accounting standard.

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2016	December 31, 2015
Operating activities:
Net income	$12,706	$23,228
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,801	9,556
Share-based compensation	2,130	1,924
Loss (gain) on disposal of property and equipment	90	(178)
Provision for recovery on receivables	(10)	(430)
Provision for revenue adjustments	450	1,402
Deferred income taxes	2,864	8,985
Tax benefit for stock options exercised	(1,595)	(3,048)
Changes in operating assets and liabilities
Accounts receivable	(1,715)	4,537
Prepaid expenses and other assets	7,377	(12,274)
Accounts payable and accrued expenses	3,644	(5,295)
Net cash provided by operating activities	35,742	28,407

Investing activities:
Proceeds from disposal of property and equipment	134	520
Purchases of property and equipment	(13,461)	(21,954)
Acquisition of business	—	497
Other	337	(164)
Net cash used in investing activities	(12,990)	(21,101)

Financing activities:
Payments of debt and capital lease obligations	(13,943)	(13,985)
Proceeds from exercise of stock options	1,107	2,962
Payments of cash dividends	(4,542)	(3,688)
Repurchase of common stock (repurchase program)	(9,997)	(9,996)
Common stock issued under employee stock purchase plan	227	221
Tax benefit for stock options exercised	1,595	3,048
Net cash used in by financing activities	(25,553)	(21,438)
Net decrease in cash	(2,801)	(14,132)
Cash at beginning of period	11,312	47,444
Cash at end of period	$8,511	$33,312

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2016	December 31, 2015
Operating activities:
Net income	$27,670	$55,575
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	38,210	37,157
Impairment of goodwill, intangible and other assets	42,442	—
Share-based compensation	8,334	7,486
Loss (gain) on disposal of property and equipment	291	(181)
Provision for loss on receivables	258	33
Provision for revenue adjustments	2,020	4,793
Deferred income taxes	3,525	14,531
Tax benefit for stock options exercised	(1,732)	(5,413)
Changes in operating assets and liabilities, net of acquisition of business
Accounts receivable	(9,715)	5,403
Prepaid expenses and other assets	283	(1,378)
Accounts payable and accrued expenses	18,764	(32,284)
Net cash provided by operating activities	130,350	85,722

Investing activities:
Proceeds from disposal of property and equipment	1,929	1,720
Purchases of property and equipment	(42,186)	(40,495)
Acquisition of business, net of cash acquired	(11,800)	(61,878)
Other	(336)	(265)
Net cash used in investing activities	(52,393)	(100,918)

Financing activities:
Proceeds from term loan	—	125,000
Payments of debt and capital lease obligations	(55,768)	(101,352)
Proceeds from exercise of stock options	8,148	14,313
Payments of cash dividends	(15,529)	(14,821)
Repurchase of common stock (repurchase program)	(39,983)	(19,992)
Common stock issued under employee stock purchase plan	442	449
Cash settlement of share-based awards for minimum tax withholdings	(1,800)	(1,931)
Tax benefit for stock options exercised	1,732	5,413
Net cash (used in) provided by financing activities	(102,758)	7,079
Net decrease in cash	(24,801)	(8,117)
Cash at beginning of year	33,312	41,429
Cash at end of year	$8,511	$33,312

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2016 and 2015 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational and related to our acquisition activity. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted effective income tax rate and guidance with respect to adjusted net income per diluted share. These measures exclude intangible asset impairment costs and tax ramifications related to TQI for the three months and year ended December 31, 2016, integration costs related to the acquisition of CLP Towne Inc. and tax benefits in 2015 from amending prior year returns from our results for all periods reconciled below for 2015. The Company believes that excluding these items will assist investors in understanding our core operating performance and allow for more accurate comparisons of results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended December 31, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$28.2	$(0.2)	$28.0	$15.3	54.6%	$12.7	$0.42
Items impacting comparability:
Impact of TQI impairment on income taxes	—	—	—	(5.0)	17.8%	5.0	0.16
After considering items (Non-GAAP)	$28.2	$(0.2)	$28.0	$10.3	36.8%	$17.7	$0.58

	Three months ended December 31, 2015
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$29.0	$(0.5)	$28.5	$5.3	18.6%	$23.2	$0.75
Items impacting comparability:
Certain tax matters [1]	1.2	—	1.2	5.8	18.8%	(4.6)	(0.15)
Integrations and deal costs	0.6	—	0.6	0.2	—%	0.4	0.01
After considering items (Non-GAAP)	$30.8	$(0.5)	$30.3	$11.3	37.4%	$19.0	$0.61

[1] - Certain tax matters related to technology-related permanent tax deductions in 2015 which were not identified as non-GAAP adjustments at that time, but which are adjusted here for consistency and comparison purposes.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Year ended December 31, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$60.0	$(1.6)	$58.4	$30.7	52.6%	$27.7	$0.90
Items impacting comparability:
TQI impairment	42.4	—	42.4	6.4	15.8%	36.0	1.18
After considering items (Non-GAAP)	$102.4	$(1.6)	$100.8	$37.1	36.8%	$63.7	$2.08

	Year ended December 31, 2015
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$81.8	$(2.1)	$79.7	$24.1	30.2%	$55.6	$1.78
Items impacting comparability:
Certain tax matters [1]	1.2	—	1.2	6.9	7.2%	(5.7)	(0.18)
Integrations and deal costs	23.1	0.4	23.5	8.8	—%	14.7	0.47
After considering items (Non-GAAP)	$106.1	$(1.7)	$104.4	$39.8	37.4%	$64.6	$2.07

[1] - Certain tax matters related to technology-related permanent tax deductions in 2015 which were not identified as non-GAAP adjustments at that time, but which are adjusted here for consistency and comparison purposes.

The following table summarizes supplemental full year 2017 guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands)
(Unaudited)

2017
Projected tax rate	37.0%

Projected year end fully diluted share count (before consideration of future share repurchases)	30,500

Projected capital expenditures, net	$45,904

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to net income per diluted share for the first quarter, projected tax rate, diluted share count and capital expenditures for full year 2017, and anticipated total dividends in 2017.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs, our inability to successfully integrate acquisitions and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com